As filed with the Securities and Exchange Commission on January 26, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNILIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1049354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
250 Cross Farm Lane, York, Pennsylvania	17406
(Address of principal executive offices)	(Zip Code)

UNILIFE CORPORATION AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Stephanie Walters

Senior Vice President, General Counsel and Secretary

Unilife Corporation

250 Cross Farm Lane

York, Pennsylvania 17406

(Name and address of agent for service)

(717) 384-3400

(Telephone number, including area code, of agent for service)

Copies to:

Richard A. Silfen, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	2,376,837(3)	$2.42	$5,751,945.54	$666.65

(1)

Pursuant to Rule 416(a), under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of the common stock, par value $0.01 per share (“Common Stock”), of Unilife Corporation (the “Registrant”) that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of Common Stock, as reported by The NASDAQ Stock Market LLC on January 20, 2017.

(3)

An aggregate of 4,959,212 shares of Common Stock may be offered or issued pursuant to the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan, of which 600,000 shares were previously registered on Form S-8 (File No. 333-164964), 499,867 shares were previously registered on Form S-8 (File No. 333-178882), 193,850 shares were previously registered on Form S-8 (File No. 333-186049), 2,886,582 shares were previously registered on Form S-8 (File No. 333-193358), 1,000,000 shares were previously registered on Form S-8 (File No. 333-200223) and 2,376,837 shares are registered on this Registration Statement. On May 13, 2016, pursuant to prior stockholder authorization, the Registrant effected a 1-for-10 reverse split of the Common Stock. All share amounts included in this Registration Statement have been adjusted to reflect the reverse split.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the Commission’s rules):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Commission on October 24, 2016 (and related Notification of Late Filing on Form 12b-25 filed with the Commission in connection therewith on September 15, 2016);

(b)	The Registrant’s Amendment on Form 10-Q/A to its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2015, filed with the Commission on August 9, 2016;
(c)	The Registrant’s Amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Commission on October 24, 2016;
(d)	The Registrant’s Amendment on Form 10-Q/A to its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2015 and December 31, 2015, filed with the Commission on October 24, 2016;
(e)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on October 24, 2016 (and related Notification of Late Filing on Form 12b-25 filed with the Commission in connection therewith on May 11, 2016);

(f)

The Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on October 28, 2016, as amended by the definitive additional proxy materials filed with the Commission on December 5, 2016;

(g)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Commission on November 14, 2016;
(h)

The Registrant’s Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the Commission on July 18, 2016; July 28, 2016 (two filings on this date); September 8, 2016; September 14, 2016; September 23, 2016; September 29, 2016 (two filings on this date); October 5, 2016; October 24, 2016 (two filings on this date); October 31, 2016, December 16, 2016 and December 20, 2016;

(i)

The description of the Registrant’s shares of Common Stock contained in Item 11 of Amendment No. 4 to the Registrant’s registration statement on Form 10 filed on February 11, 2010 (File No. 001-34540) with the Commission, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or any related prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was the Registrant’s director or officer, or is or was serving at the Registrant’s request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. The Registrant may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in the Registrant’s Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Registrant’s directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. However, these provisions do not limit or eliminate the Registrant’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 7.Exemption from Registration Claimed.

Not applicable.

Item 8.Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1

Unilife Corporation Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on October 28, 2016).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Form 10 filed with the Commission on November 12, 2009).
5.1*	Opinion of Duane Morris LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)  that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on January 26, 2017.

UNILIFE CORPORATION

By:	/s/ John Ryan
Name:John Ryan
Title:President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Unilife Corporation (the “Company”), hereby constitute and appoint John Ryan and Stephanie Walters and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to this Registration Statement and any amendments thereto and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Ryan	President, Chief Executive Officer and Director	January 26, 2017
John Ryan	(Principal Executive Officer)

/s/ David C. Hastings	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	January 26, 2017
David C. Hastings	(Principal Financial and Accounting Officer)

/s/ Mary Katherine Wold	Director (Chair)	January 26, 2017
Mary Katherine Wold

/s/ Jeff Carter	Director	January 26, 2017
Jeff Carter

/s/ Rosemary A. Crane	Director	January 26, 2017
Rosemary A. Crane

/s/ Duane DeSisto	Director	January 26, 2017
Duane DeSisto

/s/ Harry A. Hamill	Director	January 26, 2017
Harry A. Hamill

/s/ Michael E. Kamarck	Director	January 26, 2017
Michael E. Kamarck

/s/ John Lund	Director	January 26, 2017
John Lund

EXHIBIT INDEX

Exhibit No.	Description
4.1

Unilife Corporation Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on October 28, 2016).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Form 10 filed with the Commission on November 12, 2009).
5.1*	Opinion of Duane Morris LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.